EXHIBIT 3.1.1

STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE
ROSS MILLER Secretary of State SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

KATHRYN SHELTON	Job: C20120313-0284
DURHAM JONES & PINEGAR	March 13, 2012

NV

Special Handling Instructions:
03-13-12 FSC/CORRECTION/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Correction	20120175456-63	3/12/2012 4:00:15 PM	1	$175.00	$175.00
24 Hour Expedite	20120175456-63	3/12/2012 4:00:15 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Describtion	Amount
Credit	288992|12031334568549	$300.00
Total		$300.00
		Credit Balance: $0.00

Job Contents:	1
File Stamped Copy(s):

KATHRYN SHELTON
DURHAM JONES & PINEGAR

NV

ROSS MILLER Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20120175456-63
Filing Date and Time 03/12/2012 4:00 PM
Entity Number C8720-2004
Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84,:86, 87, 87A,.88, 88A, 89 AND 92A)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	Certificate of Correction	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 02A)

1. The name of the entity for which correction is being made:

ZAGG Inc

2. Description of the original document for which correction is being made:

Amended and Restated Articles of Incorporation of ZAGG Inc

3. Filing date of the original document for which correction is being made: 09/01/2011

4. Description of the inaccuracy or defect:
The preferred stock language included in Article II Authorized Capital was inadvertently included in the filing but was not 'approved by the stockholders and should be deleted.

5. Correction of the inaccuracy or defect:
DELETE ARTICLE II AUTHORIZED CAPITAL IN ITS ENTIRETY AND REPLACE:WITH THE FOLLOWING:

ARTICLE Il
AUTHORIZED CAPITAL

The total number of shares which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share. All of the shares of the Corporation's capital stock shall be non-assessable.

6. Signature:

* If entity is a corporation, it must be.signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper lees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
SLC_I 030950	Revised: 3-26.09

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